CERTIFICATE OF AMENDMENT OF ARTICLES OF INCORPORATION

                            (After Issuance of Stock)

                           HITCHIN' POST INCORPORATED

         I, the undersigned, Shirley Bethurum, President and Secretary of Hitchin' Post Incorporated, do hereby certify:

         That the Board of Directors of said corporation at a meeting duly convened, held on the 11th day of November 1999, adopted a resolution to amend the original Articles of Incorporation as follows;

         RESOLVED: That the Corporation declare a 1000 to 1 forward stock split;

         RESOLVED: That the number of shares of the corporation issued and entitled to vote on an amendment to the Articles of Incorporation is 1,000,000;

         RESOLVED: That the authorized stock of the Company be and is hereby amended as follows;

             100,000,000 shares of Common Stock with a par value of $.001 share.

         RESOLVED: That the said change(s) and amendments have been consented to and approved by a majority vote of the stockholders holding at least a majority of each class of stock outstanding and entitled to vote thereon.

---------------------------------------
         President

---------------------------------------
         Secretary